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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
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                                   FORM 8 - K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the

                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 25,1995


                          HOUGHTON MIFFLIN COMPANY

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               (Exact name of registrant as specified in charter)

Massachusetts                       1-5406                           04-1456030
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(State or other                  (Commission                      (IRS Employer
jurisdiction                     File Number)                Identification No.)
of incorporation)


                222 Berkeley Street, Boston, Massachusetts  02116
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             (Address of principal executive offices)    (Zip Code)


              Registrant's telephone number, including area code:
                                 (617) 351-5000
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                                     N/A
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                (Former name or former address, if changed since
                                 last report)

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ITEM 5.      Other Events.
             -------------

The following is the text of a press release issued on September 25, 1995.

HOUGHTON MIFFLIN COMPANY AGREES TO ACQUIRE D.C. HEATH &
COMPANY FOR $455 MILLION

--Enhanced Sales Growth Targeted Through Broader Offerings with D.C. Heath's Current and New Products--

--Acquisition Boosts Houghton Mifflin's Positions in
Mathematics, Modern Languages, Science at Secondary, College
Levels; Broadens Product Offerings at Elementary Level;
Positions Company for Solid Lonng-Term Performance--

--Profit Margins Raised in Houghton Mifflin's Key Business
Areas Due to Operating Efficiencies--

BOSTON, MA, September 25, 1995 -- Houghton Mifflin Company
(NYSE:HTN) announced today that it has signed a definitive agreement to acquire D.C. Heath from Raytheon Company for $455 million in cash. The Board of Directors of Houghton
Mifflin has unanimously approved the transaction.

D.C. Heath & Company is a leading publisher of textbooks in areas including modern languages, science, language arts, social studies, and mathematics. In 1994, the Company's revenues totaled $180 million. After the acquisition, Houghton Mifflin will have combined revenues of approximately $720 million.

"We are pleased to welcome into the Houghton Mifflin family an organization of D.C. Heath's quality, providing us with important strategic benefits that will strengthen our position for the future," said Nader F. Darehshori, Chairman, President, and Chief Executive Officer of
Houghton Mifflin. "D.C. Heath is an ideal fit for us and will contribute to our ability to build and deliver value for our shareholders by enhancing our long-term growth potential; increasing our profitability and cash flow;
extending our scope in key products areas; increasing the scale, efficiency, and productivity in vital segments of our operations; and enhancing our ability to attract desirable strategic partners for future initiatives."
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Mr. Darehshori added, "The acquisition of D.C. Heath's
assets dramatically improves our competitive position in textbooks and related materials. D.C. Heath's strengths in mathematics, modern languages, and science are an exceptionally good complement to our own existing products, especially in the secondary and college textbook markets. We will be more efficient, and thus more competitive with the largest educational publishers."

Mr. Darehshori continued, "While providing an immediate complement to our existing strengths, D.C. Heath adds substantially to Houghton Mifflin's potential for sustained long-term growth. With its solid infrastructure and strong management, Houghton Mifflin is in an excellent position to further develop the product and distribution strengths D.C. Heath brings to us. Spreading our product development, sales, and marketing strengths over a larger product base will improve our productivity and efficiency. We believe the opportunity to purchase such a high-quality publisher with product and capabilities so complementary to our own is extremely rare today."

The acquisition will be financed with approximately $350 million in debt. Houghton Mifflin has received commitments for the full amount necessary from Morgan
Guaranty Trust Company of New York. Houghton Mifflin said it expects to achieve efficiencies as it integrates
D.C. Heath into targeted operations. As a result of the transaction, which is expected to close in the fourth quarter, Houghton Mifflin will take a one-time charge of approximately $70 million for acquisition and integration-related costs and changes in accounting policies. Because of the one-time charge, the transaction will be highly dilutive in 1995. In 1996, dilution is expected to be minimal, with moderate accretion in 1997, and substantial gains accruing in 1998 and beyond. Houghton Mifflin expects to report third-quarter earnings in line with expectations on Thursday, October 19.

The Company added that the acquisition boosts Houghton
Mifflin's long-term operating potential in several
significant ways:
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         In the college market, the acquisition gives
Houghton Mifflin a much more significant presence while substantially increasing operating efficiency and sales productivity. It will increase product breadth and depth, allowing Houghton Mifflin to become a major college publisher of books in mathematics, history, chemistry, and modern languages. Houghton Mifflin and D.C. Heath have similar philosophies on product development in the college area, making it a wonderful fit for both authors and employees.

         D.C. Heath's technology products are a good complement to Houghton Mifflin's stand-alone network-based products. The acquisition will permit Houghton Mifflin to spread technology development costs over a wider base of product.

          In secondary school publishing, the addition of D.C. Heath will make the Company a major competitor in additional disciplines such as modern languages, science, and health, balancing Houghton Mifflin's strengths in language arts and mathematics. The acquisition provides a much larger revenue base, greater breadth and depth of product, and added editorial expertise. It also augments the existing sales force and provides more product to keep that sales force operating efficiently through adoption cycles. In addition, D.C. Heath has a superb track record of selling college texts to high school advanced placement programs, an area of significant sustainable revenue for Houghton Mifflin going forward.

         Houghton Mifflin's secondary school publishing business is conducted through its McDougal Littell subsidiary, a leading publisher of high school textbooks, which it acquired in March 1994 and successfully integrated during that year.

         In elementary school publishing, the acquisition provides a foreseeable stream of revenue through existing lists with minimal investment required.

         D.C. Heath's strong line of supplemental language arts materials for use at the elementary and secondary school levels is extremely popular with parents and
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teachers, shows good growth promise, and is an excellent
complement to Houghton Mifflin's textbook programs.

         The acquisition augments Houghton Mifflin's product line with well-established titles in new areas far more quickly and efficiently than through internal development.

         The enhanced publishing strength Houghton Mifflin realizes through the transaction will make the Company the educational publisher of choice for a wide variety of ventures, in such areas as software and other electronic media products.

Houghton Mifflin is a leading publisher of textbooks, instructional technology, assessments, and other educational materials for the elementary and secondary school and college markets. The Company also publishes an extensive line of reference publications, fiction and non-fiction for adults and young readers, and multimedia entertainment products.


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 6th day of October, 1995.



                           HOUGHTON MIFFLIN COMPANY

                           By: /s/James F. Stack
                           ----------------------------
                           James F. Stack
                           Executive Vice President and
                           Chief Financial Officer
                           (Principal Accounting and
                            Financial Officer)